Exhibit 10.10

Shareholders’ Rights Entrustment Agreement

This Shareholders’ Rights Entrustment Agreement (hereinafter referred to as the “Agreement”) was entered into on December 13, 2018, by and among:

A.

Related shareholders of the Subject Company (as defined hereinafter), as shown in Exhibit 1 to the Agreement (any of the parties set out in Exhibit 1 hereto is hereinafter referred to as the “Appointor”);

B.

Long-Spring Education Holding Group Limited, a limited liability company legally established and existing under the PRC laws, with its unified credit code of 91530121582368402N, and its registered address at No. 5-20, 9/F, Building 2, Shanghai ASEAN Building, Chenggong District, Kunming City, Yunnan Province (hereinafter referred to as the “Subject Company”); and

C.

Yunnan Century Long-Spring Technology Co., Ltd., a wholly foreign-owned enterprise legally established and existing under the PRC laws, with its unified credit code of 91530100MA6K83075A and its registered address at No. 5-20, 9/F, Building 2, Shanghai ASEAN Building, Chenggong District, Kunming City, Yunnan Province (hereinafter referred to as “WFOE”);

(The Appointors, the Subject Company and WFOE are referred to individually as a “Party”, and collectively the “Parties”)

Whereas

1. The Appointors hold the corresponding equity interests of the Subject Company, the details of which are as follows:

Name of shareholder	Subscribed registered capital (RMB ten thousand)	Percentage of shareholding
Zhang Shaowei	18,000	86.76%
Wu Yu	2,000	9.64%
Kunming Qiuzhen Enterprise Management Partnership (LLP)	81	0.39%
Kunming Ziyue Enterprise Management Partnership (LLP)	77	0.37%
Kunming Shuyu Enterprise Management Partnership (LLP)	558	2.69%
Kunming Mingde Enterprise Management Partnership (LLP)	19	0.09%
Kunming Mingzhi Enterprise Management Partnership (LLP)	12	0.06%

Total	20,747	100%

2.

As the shareholders of the Subject Company, the Appointors are entitled to all rights of the Subject Company in accordance with the PRC regulations and the articles of association of the Subject Company.

3.

The Appointors severally and jointly agree to, irrevocably and specifically, authorize and delegate WFOE or its designated representatives to exercise all rights entitled as the shareholders of the Subject Company on their behalf.

Therefore, upon friendly negotiations, the Parties agree on rights delegation of the shareholders of the Subject Company as follows:

I. Definitions and Interpretations

In the Agreement, unless otherwise specified or required, the following terms used in the Agreement should have the following meanings:

“Proposed Listed Company” means First High-School Education Group Co., Ltd., a limited company incorporated under the laws of the Cayman Islands on September 19, 2018.

“Long-Spring Education Holding” means Long-Spring Education Holding Group Limited, a limited company incorporated on September 20, 2011 under the PRC laws.

“Domestic Affiliates” mean Long-Spring Education Holding and its subsidiary and schools.

“Series of Cooperation Agreements” collectively refers to the Business Cooperation Agreement, the Exclusive Call Option Agreement, the Shareholders’ Rights Entrustment Agreement and the corresponding Power of Attorney, the School Sponsors’ and Directors’ Rights Entrustment Agreement and the corresponding Power of Attorney, the Equity Pledge Agreement, the Exclusive Technical Service and Management Consultancy Agreement, and the Loan Agreement, signed by the shareholders of Long-Spring Education Holding Group Limited, the Domestic Affiliates and the two or more parties of WFOE, including the amendments thereto, and other agreements, contracts, or legal documents that are signed or issued by one or more Parties hereto from time to time to ensure the performance of the above agreements and that are signed or approved by WFOE in writing.

“License” means all permits, licenses, registrations, approvals, and authorizations required for the Domestic Affiliates to operate business.

“Business” means all services and business provided or operated by the Domestic Affiliates from time to time in accordance with the licenses obtained, including but not limited to private education business.

“Assets” mean all tangible and intangible assets directly or indirectly owned by the Domestic Affiliates, including but not limited to all fixed assets, current assets, capital interests in external investment, intellectual property rights, available benefits under all contracts concluded, and any other benefits duly available to the Domestic Affiliates.

“Attorney” refers to WFOE who accepts the delegation from the Appointor under Article II hereto, or representatives designated by WFOE under Article III hereto.

“PRC” means the People’s Republic of China (for the purpose of the Agreement only, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan region).

II. Authorization and Delegation

1.

The Appointor agrees to, irrevocably and specifically, authorize and delegate WFOE to exercise all rights entitled as the shareholders of the Subject Company, to the extent permitted under the PRC laws, including but not limited to (hereinafter referred to as (the “Delegated Rights):

(a)	as the Appointor’s agent, attending the shareholders’ meetings of the Subject Company;

(b)

exercising voting rights, and making and executing agreements on behalf of the Appointor in connection with all matters subject to discussion and resolution by the shareholders’ meetings (including but not limited to appointing and electing senior management such as the directors, general manager, deputy general manager, and chief financial officer of the Subject Company, disposing of the Subject Company’s assets, and deciding to liquidate or dissolve the Subject Company, designating and assigning the liquidation group members and/or their agents for the Subject Company, approving the liquidation plan and liquidation report, etc., and exercising the authorities of the liquidation group during the liquidation period under the laws);

(c)	proposing to convene an interim shareholders’ meetings;

(d)	signing any shareholders’ meeting minutes, shareholders’ (meeting) resolution or other legal documents which the Appointors are entitled to sign as the shareholders of the Subject Company;

(e)	instructing the directors, legal representative or other persons of the Subject Company to act on the intention of the Attorney;

(f)

exercising other voting rights of shareholders and voting rights of shareholders under the articles of association of the Subject Company (including any other voting rights of shareholders provided in the amended articles of association);

(g)

completing the legal formalities such as registration, approval, permission and filing of the Subject Company with the administration for industry and commerce or other competent government authorities;

(h)

deciding to transfer or otherwise dispose of the equity interests held by the Appointor in the Subject Company (including signing the equity transfer agreement and other related documents on behalf shareholders, and completing approval, registration, filing and other formalities in respect of transfer required by the government authorities, when the equity interests of the Subject Company held by shareholders are transferred in accordance with the Exclusive Call Option Agreement otherwise entered into by the Parties); and

(i)	other rights of any shareholder as prescribed by other applicable PRC laws, regulations and the articles of association of the Subject Company (and its amendments from time to time).

2.

Without limiting the generality of the rights, powers and authorities granted under the Agreement, WFOE shall have the right, power and authority hereunder to execute the transfer contract agreed and defined in the Exclusive Call Option Agreement on behalf of the shareholders of the Subject Company (where the shareholders of the Subject Company in whole are required to be a party to the contract), and perform the provisions of the Equity Pledge Agreement and the Exclusive Call Option Agreement to which the shareholders of the Subject Company in whole as a party and which are executed on the same day as the Agreement.

3.	The Attorney’ exercise of the rights in clauses 1 and 2 above does not require prior consultation with or consent of the Appointors.

4.

The Appointors agree that at the time of execution of the Agreement, the powers of attorney in the forms as shown in Exhibit 2 to the Agreement will be issued to WFOE respectively, and such powers of attorney constitute an integral part of the Agreement. The Appointor shall provide full assistance to the Attorney in exercising their entrusted rights, including but not limited to timely signing the shareholders’ meeting resolutions made by the Attorney on the Subject Company or other relevant legal documents when necessary (for example, to meet the requirements for submission of documents required by government authorities for approval, registration and filing), and implement all reasonably necessary actions.

5.

For the purpose of exercising the Delegated Rights under the Agreement, WFOE and/or WFOE designated persons have the right to know all relevant information about the operation, business, clients, finances and employees of the Subject Company, and to consult relevant materials of the Subject Company, and the Subject Company shall fully cooperate therewith.

6.

WFOE warrants that the Attorney will perform the delegated obligations diligently within the scope of authorization of the Agreement and in accordance with the laws and the constitution of the Subject Company, and ensures that the convening procedures, voting methods and contents of relevant shareholders’ meetings do not violate laws, administrative regulations or the constitution of the Subject Company; the Appointor shall recognize and assume the corresponding liabilities for any legal consequences arising from the exercise of the above entrusted rights by the Attorney.

7.

Under no circumstances shall WFOE be required to assume any responsibility or make any economic or other compensations to the Subject Company, the shareholders of the Subject Company or any third party for its exercise and/or the exercise of the Delegated Rights under the Agreement by its designated Attorney.

8.

The Appointor agrees to indemnify and hold harmless WFOE from any and all losses that it suffers or may suffer as a result of its and/or its designated Attorney’ exercise of the entrusted rights, including but not limited to any losses arising from litigation, recovery, arbitration, claim filed by any third party, or administrative investigation or punishment by government agencies against it, with the exception of the losses caused by the Attorney’ intentional or gross negligence.

III. Sub-delegation and Succession of Rights

1.

The Appointor irrevocably agrees that WFOE has the right to designate and sub-delegate the rights granted by the Appointor to WFOE in Article II hereof, to the directors of WFOE and their successors, or the WFOE designated directors of direct or indirect shareholders of WFOE and their successors, or the persons designated by them (including the liquidators in replace of such directors and their successors), without any prior notice to or consent of the Appointor. Such directors authorized by WFOE or such directors’ successors or the persons designated by them (including the liquidators in replace of such directors and their successors) shall be deemed to be the Attorney hereunder and shall have all the rights as stipulated in Article II hereof. WFOE has the right to dismiss the aforesaid designated persons at any time without any prior notice to the Appointor. For the avoidance of doubt, such sub-delegated persons shall be the Chinese citizens, other than the Appointor, and shall not be the associates as defined in the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (the “Listing Rules”).

2.

The Appointor irrevocably agrees that the successor or liquidator who has the right to inherit or succeed to the civil rights of the WFOE for any reason such as the division, merger or liquidation of WFOE, has the right to exercise all rights hereunder instead of WFOE.

IV.	Continuing Validity of the Authorization and Delegation

1.

The Appointor irrevocably agrees that the authorization and delegation set out herein shall not be invalidated, revoked, derogated or otherwise affected adversely in the event of (including but not limited to) an increase, a decrease, a merger of the equity interests held by Appointor in the Subject Company or other similar events as specified in Article II and Article III hereof.

2.

The Appointor irrevocably agrees that the authorization and delegation set out herein shall not be invalidated, revoked, derogated or otherwise affected adversely in the event of (including but not limited to) civil disability, limited civil ability, death or divorce of the Appointor or other similar events as specified in Article II and Article III hereof.

3.

The Appointor irrevocably agrees that the provisions in the Agreement are an integral part of the equity interests held by the Appointor in the Subject Company. Any statutory/contractual successor, assign, agent or other similar person of the Appointor acquiring and exercising the shareholders’ interests/rights of the Subject Company, shall simultaneously be deemed to acknowledge and assume the rights and obligations hereunder.

V.	Representations and Warranties of the Parties

1.

The Appointor is a civil subject in the PRC and has complete and independent capacity for civil conduct. The Appointor has the legal capacity to execute the Agreement and shall have rights, perform obligations and assume responsibilities under the Agreement.

2.

When the Agreement takes effect, the Appointor is the legal owner of the equity interests held by it in the Subject Company, free from any existing disputes over the ownership of the equity interests, and the Attorney can fully and completely exercise the Delegated Rights in accordance with the Agreement.

3.

Except for the encumbrances that have been disclosed to WFOE and the right restrictions created due to the Series of Cooperation Agreements, there isn’t any other encumbrance or right restriction on the equity interests of the Appointor.

4.	The Agreement, after being executed by the Appointor, constitutes a legal, valid and binding obligation of the Appointor.

5.

The Appointor’s execution and performance of the Agreement does not violate any PRC law or regulation, or any court’s judgment, or any arbitral agency’s award, or any administrative authority’s decision, approval, license or any other agreement to which it is a party or which is binding upon the equity interests held by it in the Subject Company or other assets.

6.

There is no pending, or, to the knowledge of the Appointor, threatening, litigation, arbitration or other judicial proceeding or administrative proceeding that will affect the Appointor’s ability to perform its obligations under the Agreement.

7.	The Subject Company is an independent legal representative duly established and validly existing, and has the ability to assume civil liability externally.

8.	The Subject Company has the right to execute and perform the Agreement, and it has obtained all necessary and appropriate approvals and authorizations for executing and performing the Agreement.

9.	The Agreement constitutes a legal, valid and legally enforceable obligation of the Subject Company on and from the effective date of the Agreement;

10.

The Subject Company’s execution and performance of the Agreement does not violate any PRC law or regulation, or court’s judgment or any arbitral agency’s award, or any administrative authority’s decision, approval, license or any agreement to which it is a party or which is binding upon it, nor result in suspension, revocation, confiscation or failure of renewal of any government authority’s approval or license applicable to it.

11.

There is no pending, or, to the knowledge of the Subject Company, threatening, litigation, arbitration or other judicial proceeding or administrative proceeding that will affect the Subject Company’s ability to perform its obligations under the Agreement.

12.	WFOE is an independent legal representative duly established and validly existing, and has the ability to assume civil liability externally.

13.	WFOE has the right to execute and perform the Agreement, and it has obtained all necessary and appropriate approvals and authorizations for executing and performing the Agreement.

14.	The Agreement constitutes a legal, valid and legally enforceable obligation of WFOE on and from the effective date of the Agreement;

15.

WFOE’s execution and performance of the Agreement does not violate any PRC law or regulation, or court’s judgment or any arbitral agency’s award, or any administrative authority’s decision, approval, license or any agreement to which it is a party or which is binding upon it, nor result in suspension, revocation, confiscation or failure of renewal of any government authority’s approval or license applicable to it.

16.

There is no pending, or, to the knowledge of WFOE, threatening, litigation, arbitration or other judicial proceeding or administrative proceeding that will affect WFOE’s ability to perform its obligations under the Agreement.

VI.	Amendment to the Agreement

1.

Subject to a consensus reached between the Parties hereto and approval of the shareholders (meetings) of WFOE, the Parties to the Agreement may modify or supplement the Agreement and take all necessary steps and actions to make such modifications or supplements legal and effective at their own expenses.

2.

If the Stock Exchange of Hong Kong Limited (hereinafter referred to as “SEHK”) or other regulators propose any modifications to the Agreement, or any changes related to the Agreement have occurred to the listing rules or related requirements of the SEHK, the Parties shall revise the Agreement accordingly.

VII.	Effectiveness and Term of the Agreement

1.	The Agreement comes into effect as of the date of signing by the Parties hereto.

2.

The Agreement keeps being valid within the business duration of the Subject Company and in the renewed period permitted by the PRC laws, and shall automatically terminate after WFOE has fully exercised, in accordance with Exclusive Call Option Agreement signed simultaneously on the same date when the Agreement was entered into by and among the shareholders of Long-Spring Education Holding Group Limited, the Domestic Affiliates and WFOE, the option of acquiring all equity interests directly and indirectly held by the shareholders of Long-Spring Education Holding Group Limited in the Domestic Affiliates from time to time.

3.

WFOE may rescind or terminate the Agreement unilaterally by serving a thirty (30) days’ prior notice. Unless otherwise provided by law, in no case shall the Appointor or the Subject Company has the right to unilaterally terminate or rescind the Agreement.

VIII.	Liabilities for Breach of Contract

1.

Where a Party is in breach of the Agreement, thereby causing all or part of the Agreement impossible to be performed, the defaulting party shall be liable therefor, and compensate other parties for the losses incurred (including the court costs and attorney fees arising therefrom).

IX.	Confidentiality

1.

The Parties hereby acknowledge and determine that any oral or written information exchanged between them in connection with the Agreement is confidential. Each Party shall keep all such information confidential, and shall not disclose any relevant information to any third party without the written consent of the other Parties, except:

a)	the public is aware of or will become aware of such information (not as a result of unauthorized disclosure to the public by the party who receives the information);

b)	the information is disclosed as required by applicable laws and regulations or the rules or regulations governing the transactions of securities; or

c)

the information needs to be disclosed by a Party to its legal or financial adviser in connection with the transactions hereunder, provided that such legal or financial adviser is also subject to confidentiality obligations similar with this clause.

d)	the information needs to be disclosed as required by the related listing rules in Hong Kong.

2.

The leakage of the information by the staff of a Party or the agency recruited by the Party shall be deemed to be the leakage committed by the Party, and the Party shall be liable for breach of contract in accordance with the Agreement.

3.	The Parties agree that this Article VIII shall survive regardless of whether the Agreement is invalid, changed, rescinded, terminated, or non-operable.

X.	Force Majeure

1.

If the obligations of a Party under the Agreement are not fulfilled due to a force majeure event, the liabilities under the Agreement shall be waived to the extent of impact of the force majeure event. For the purpose of the Agreement, force majeure events include only natural disasters, storms, tornadoes and other weather conditions, strikes, factory closedown/work stoppages or other industry problems, wars, riots, conspiracies, acts of hostilities, acts of terrorism, or violence of criminal organizations, blockades, severe illness or plagues, earthquakes or other crustal movements, floods and other natural disasters, bomb explosions or other explosions, fires, accidents, or government actions, which lead to failure of performing the Agreement.

2.

When a force majeure event occurs, the Party affected by the force majeure event shall make every effort to reduce and remove the impact of the force majeure event, and shall undertake the delayed and impeded obligations under the Agreement. After the force majeure event is lifted, the Parties agree to make every effort to continue to perform the Agreement.

3.

If there is a possible force majeure event that causes delay or impeding of the Agreement or threatens to delay or impede the performance of the Agreement, the Party concerned shall immediately notify the other Parties in writing and provide all relevant information.

XI.	Changes of Circumstances

1.

As a supplement and without contravention with other provisions of the Series of Cooperation agreements, if at any time, due to the promulgation or amendment of any laws, regulations or rules of the PRC, or due to changes of the interpretation or applicability of such laws, regulations or rules, or due to changes of the relevant registration procedures, WFOE holds that keeping the validity of the Agreement or accepting exercise of the delegated rights becomes in the manner prescribed herein illegal or contrary to such laws, regulations or rules, the Appointor and the Subject Company shall, as instructed by WFOE in writing and at the reasonable request of WFOE, take any action and/or sign any agreement or other document immediately to:

a)	keep the Agreement valid; and/or

b)	achieve the intent and purposes of the Agreement in the manner specified in the Agreement or in other manners.

XII.	MISCELLANEOUS

1.	The conclusion, validity, interpretation, performance, modification, and termination of the Agreement and the settlement of disputes under the Agreement shall be governed by the PRC laws.

2.

Any dispute, controversy or claim arising out of or related to the Agreement or the performance, interpretation, breach, termination or validity of the Agreement shall be resolved upon friendly negotiation. The negotiation shall begin as soon as a disputing party serves a written consultation request on the other party in dispute, where the consultation request states the dispute or claim in detail. If the dispute cannot be resolved within thirty (30) days after the above notice is served, either party has the right to submit the dispute to arbitration. The Parties agree that the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) in Beijing, and the CIETAC shall make an arbitral award in accordance with the then-effective arbitration rules of the CIETAC. The arbitral award is final and binding on all the Parties. The arbitration commission has the right to rule that, with respect to the equity interests, property interests or other assets of the Subject Company, WFOE shall be compensated for the losses caused to WFOE due to the breaching behaviors of other Parties hereto. After the arbitral award comes into effect, either Party has the right to apply to a court of competent jurisdiction to enforce the arbitral award. At the request of a party in dispute, the court of competent jurisdiction has the right to grant an interim relief, for example, by seizing or freezing the equity interests of the breaching party, the sponsors’ interests, property interests, or other assets according to a judgment or a ruling. For the above purposes, the courts of competent jurisdiction include Hong Kong courts, Cayman Islands courts, the courts where the main assets of the Proposed Listed Company are located, and the courts where the main assets of the Domestic Affiliates are located, in addition to the PRC courts.

3.

Any rights, powers and remedies conferred on each Party by any provision of the Agreement shall not exclude any other rights, powers or remedies that the Party enjoys in accordance with the provisions of laws and other provisions under the Agreement, and the exercise by a Party of rights, powers and remedies shall not preclude the Party from exercising its other rights, powers and remedies.

4.

A Party’s failure to exercise or delay in exercising any of its rights, powers or remedies under the Agreement or laws (hereinafter referred to as the “Party’s Rights”) shall not result in a waiver of the Party’s Rights; and a single or partial waiver of any rights by a Party shall not preclude the Party from exercising the Party’s Rights in other ways or from exercising other rights of the Party.

5.	The headings of the sections in the Agreement are for reference only, and in no case shall the headings be used to interpret or affect the interpretation of the provisions of the Agreement.

6.

Each provision of the Agreement is severable and independent of other provisions. If at any time any one or more provisions of the Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of the Agreement shall not be thereby affected.

7.	The Agreement is binding on legal successors and assigns of the Parties.

8.	The Agreement is written in Chinese and executed in multiple counterparts having the same legal effect.

(There is no text below)

(This page is signature page (i) of the Agreement, and contains no text)

Zhang Shaowei By: /s/ Zhang Shaowei	Wu Yu By: /s/ Wu Yu

Kunming Qiuzhen Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Qiuzhen Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei	Kunming Ziyue Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Ziyue Enterprise Management Partnership (LLP) Affixed By: /s/ Zhu Lidong

Kunming Shuyu Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Shuyu Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei	Kunming Mingde Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Mingde Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei

Kunming Mingzhi Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Mingzhi Enterprise Management Partnership (LLP) Affixed By: /s/ Wu Minglin

(This page is signature page (ii) of the Agreement, and contains no text)

Yunnan Century Long-Spring Technology Co., Ltd. /s/ (Seal) Yunnan Century Long-Spring Technology Co., Ltd. Affixed By: /s/ Zhang Shaowei	Long-Spring Education Holding Group Limited /s/ (Seal) Long-Spring Education Holding Group Limited Affixed By: /s/ Zhang Shaowei

Appendix I: Information on the Appointor and the Subject Company

No.	Appointor	Percentage of shareholdings	Subject Company
1.	Zhang Shaowei	86.76%	Long-Spring Education Holding Group Limited
2.	Wu Yu	9.64%
3.	Kunming Qiuzhen Enterprise Management Partnership (LLP)	0.39%
4.	Kunming Ziyue Enterprise Management Partnership (LLP)	0.37%
5.	Kunming Shuyu Enterprise Management Partnership (LLP)	2.69%
6.	Kunming Mingde Enterprise Management Partnership (LLP)	0.09%
7.	Kunming Mingzhi Enterprise Management Partnership (LLP)	0.06%

Appendix II: Form of the Power of Attorney

Power of Attorney

The Power of Attorney is signed by [NAME] (hereinafter referred to as the “Appointor”) and issued to Yunnan Century Long-Spring Technology Co., Ltd. (hereinafter referred to as the “Attorney”) on [DATE]. I hereby grant the Attorney a special agency right, specifically entrusting and authorizing the Attorney as my agent, in my name, to exercise or sub-delegate the exercise of my power, rights and authorities entitled as a shareholder of Long-Spring Education Holding Group Limited (hereinafter referred to as the “Subject Company”), including but not limited to:

(1)	as my agent, proposing to convene, and attending, the shareholders’ meetings in accordance with the articles of association of the Subject Company;

(2)

as my agent, exercising voting rights in connection with all matters subject to discussion and resolution by the shareholders’ meetings of the Subject Company (including but not limited to appointing and electing the directors, general manager, deputy general manager, and chief financial officer, and deciding to dissolve or liquidate the Subject Company, designating and assigning the liquidation group members and/or their agents for the Subject Company, approving the liquidation plan and liquidation report, etc.);

(3)	signing any shareholders’ meeting minutes, shareholders’ (meeting) resolution or other legal documents;

(4)	instructing the directors, legal representative or other persons of the Subject Company to act on the intention of the Attorney;

(5)

as my agent, exercising other voting rights of shareholders under the articles of association of the Subject Company (including any other voting rights of shareholders provided in the amended articles of association);

(6)	completing the legal formalities such as registration, approval and permission of the Subject Company with the administration for industry and commerce or other competent government authorities;

(7)	deciding to transfer or otherwise dispose of the equity interests held by the Appointor in the Subject Company; and

(8)	other rights of any shareholder as prescribed by the applicable PRC laws, regulations and the articles of association of the Subject Company (and its amendments from time to time).

The Attorney has the right to designate and sub-delegate the aforesaid power, rights and authorities granted to the Attorney to, the directors of the Attorney or their designated individuals.

The successor or liquidator who has the right to inherit or succeed to the civil rights of the Attorney for any reason such as the division, merger, liquidation of the Attorney, has the right to exercise all the aforesaid power, rights and authorities instead of the Attorney.

I irrevocably agree that the authorization and delegation set out herein shall not be invalidated, revoked, derogated or otherwise affected adversely in the event of an increase, a decrease, merger of the equity interests held in the Subject Company or other similar events, and that the authorization and delegation set out herein shall not be invalidated, revoked, derogated or otherwise affected adversely in the event of my civil disability, limited civil ability, death, divorce or other similar events.

The Power of Attorney is an integral part of the Shareholders’ Rights Entrustment Agreement. The issues uncovered herein shall be subject to the provisions stipulated in the Shareholders’ Rights Entrustment Agreement, including but not limited to governing laws, settlement of disputes, definitions and interpretations.

The authorizations are hereby granted.

Appointor:

Signature/Seal:________________